FOR IMMEDIATE RELEASE	Monday, November 9, 2020

TEGNA Inc. Reports Record Single Quarter Revenue; Strong Overall 2020 Third Quarter Results

34 percent revenue growth driven by a record-breaking quarter for political advertising revenues, and ongoing strength of subscription business

Performance during uncertain market conditions continues to reflect resiliency of Company’s business model and strategic plan

Free cash flow as a percentage of combined 2019/20 revenue is now expected to be 20 to 21 percent, exceeding the pre-COVID 2020 guidance of 19 to 20 percent

Tysons, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the third quarter ended September 30, 2020.1

FINANCIAL HIGHLIGHTS:
•Total company revenue was $738 million in the third quarter, up 34 percent year-over-year, driven by record 2020 political advertising revenue, continued strength of subscription revenue, and stronger than expected advertising and marketing services revenue despite the impact of COVID-19 on the advertising market this year, as well as the impact of acquisitions.
–Excluding political advertising, third quarter revenue grew 14 percent year-over-year.
•Political revenues were $116 million, a new third quarter record.
–Full year political through last Tuesday’s Election Day was $395 million. More revenue will be booked in the fourth quarter due to run-off elections for both U.S. Senate seats in Georgia in early January.
•Third quarter subscription revenue of $317 million was up 32 percent due to rate increases and acquisitions, reflecting the approximately 50 percent of subscribers repriced in the fourth quarter of 2019.
–Subscriber trends have now shown sequential year-over-year improvement for three months in a row.
–Due to improved subscriber trends, full year subscription revenue growth is now expected to be up in the high-twenties percentage-wise compared to 2019, an improvement from our prior outlook of up mid-twenties reaffirmed on August 10, 2020.
•Third quarter advertising and marketing services revenue of $299 million was approximately flat year-over-year due to the partial impact of acquisitions, very strong year-over-year growth of Premion, our OTT advertising service, return of live sporting events, and aggregate share increases in our markets.
–Advertising revenues have experienced sequential improvement since the height of the pandemic in April.
•TEGNA achieved net income of $132 million in the third quarter on a GAAP basis, more than double compared to the third quarter of 2019, or $131 million on a non-GAAP basis. Total company Adjusted EBITDA for the third quarter was $259 million, a 65 percent increase compared to the same period in 2019.

[1] Throughout, “acquisitions” includes (1) the Nexstar/Tribune Acquisitions, (2) the Dispatch Acquisitions and (3) multicast networks Justice Network and Quest.

–These increases were driven by strong revenues, the impact of acquisitions and the Company’s continued prudent expense management.
•GAAP earnings per diluted share were $0.60 in the third quarter and non-GAAP earnings per diluted share were $0.59.
•Free cash flow for the third quarter was $153 million.
•The Company ended the quarter with total debt of $3.9 billion and net leverage of 4.50x.
–The Company expects that its net leverage ratio will be 4.20x or less by the end of 2020, an improvement from prior guidance.2

FINANCIAL AND LIQUIDITY UPDATES:
•TEGNA ended the third quarter with $165 million in cash.
•The Company finished the quarter with more than $1.3 billion in undrawn capacity under the revolving credit facility. During October, the Company drew down its revolving credit facility to repay all of its Senior Notes due in 2021 and a portion of Senior Notes due in 2024. As of October 31, 2020, the undrawn capacity under the facility was $950 million.
•On September 10, 2020, the Company successfully completed a private placement offering of $550 million aggregate principal amount of 4.750% Senior Notes due 2026. Net proceeds were used to repay Senior Notes due in 2021 and 2024. TEGNA’s only maturities of Senior Notes over the next five years is $137 million due in 2024. (Press release3)

CEO COMMENT

“Our record single quarter revenue performance in the third quarter reflects the strength and durability of our business model and ongoing focus of our Board and management to deliver on our long-term strategy. Local news continues to be the preferred medium for viewers to receive important, timely information, which we have seen play out several times this year throughout the COVID-19 pandemic, racial injustice demonstrations, and the 2020 elections. The strategic positioning of our portfolio, including our recent acquisitions, has served us well and our stations, journalists and all our employees have demonstrated resilience throughout this challenging period,” said Dave Lougee, president and chief executive officer.

“Third quarter political revenue is the highest we have ever seen at TEGNA, more than 200 percent above the last presidential election year, in part due to the recent strategic additions of stations in key political spending states, such as Iowa and Pennsylvania. For the full year, we booked $395 million of political revenue through last Tuesday’s Election Day, exceeding our prior guidance of $370 million and almost 70 percent above our prior full year record of $234 million in 2018.

“As we have highlighted before, our high-margin, stable political and subscription revenues will make up more than half of our 2019-2020 revenues, and we expect an increasing percentage thereafter. As a reminder, we now expect to see our full year subscription revenues increase by high-twenties percent year-over-year.

“Despite the significant impact of COVID-19, advertising and marketing services has benefited from our sustained efforts to diversify our platforms and an expansion of our number of new advertisers, which is reflected in an aggregate market share increase across our portfolio. Advertising and marketing services has continued to show sequential monthly improvement since April. This performance demonstrates the sales transformation improvements we have actively implemented over the past several years, including bringing national sales in-house and creating one, holistic sales organization, which we call ‘One Team TEGNA,’ to accelerate growth and better serve clients and agencies.

[2] The leverage ratio used for our single financial covenant in our revolving credit agreement was 4.38x as of the end of the quarter. The primary difference between the two leverage ratios is the definition of Adjusted EBITDA in the revolving credit agreement version requires additional adjustments to add back non-cash compensation and contractual synergy benefits during periods in the trailing eight quarters that preceded the acquisition.

[3] https://www.tegna.com/tegna-announces-completion-of-550-million-offering-of-senior-notes/

“In September, we proactively completed our third refinancing in twelve months. This offering is another example of our continued focus on strengthening our balance sheet, as part of our broader commitment to thoughtful capital allocation. We will continue to evaluate the most appropriate use of capital given the current market environment, with a near-term focus on debt reduction.”

OVERVIEW OF THIRD QUARTER RESULTS

Total company revenues increased by 34 percent in the quarter, driven by record 2020 political advertising revenues, continued strength of the subscription business, and stronger than expected advertising and marketing services despite the impact of COVID-19 on the advertising market, as well as the impact of acquisitions.

Subscription revenue grew 32 percent year-over-year due to significant rate increases, as well as acquisitions, partially offset by subscriber declines, which have shown sequential year-over-year improvement for three months in a row.

Despite the impact of COVID-19, advertising and marketing services revenue in the quarter was flat compared to last year, due to the partial impact of acquisitions, return of live sporting events, and an aggregate market share improvement across our portfolio. These revenues have shown sequential improvements since the height of the pandemic in April.

GAAP operating expenses were $511 million, up 15 percent, and non-GAAP operating expenses were $513 million, up 21 percent year-over-year. Expenses less programming costs increased 11 percent on a non-GAAP basis. The expense increase was predominantly driven by acquisitions and higher programming expenses related to growth in subscription revenues, partially offset by reductions in discretionary spending and ongoing cost management initiatives.

GAAP operating income totaled $228 million, and non-GAAP operating income totaled $226 million in the third quarter. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $259 million in the quarter and Adjusted EBITDA margin equaled 35.1 percent. Adjusted EBITDA excluding corporate expenses was $270 million, which resulted in a margin of 36.6 percent.

The third quarter included a few special items, the full details of which can be found in Table 2. The net effect of these items was to increase GAAP net income by $1 million and GAAP diluted net income per share by $0.01.

Interest expense in the quarter was $52 million, relatively in-line with the third quarter of 2019, due to higher average debt balances as a result of acquisition activity partially offset by a lower average interest rate due to the refinancings undertaken in 2019 and 2020.

UPDATE ON KEY RECENT STRATEGIC, CONTENT AND PROGRAMMING INITIATIVES

•Premion Delivers Double Digit Revenue Growth – Capitalizing on the increase in viewing on streaming services, Premion saw very strong double digit revenue growth in the quarter, excluding political advertising.

•Expansion of Over-the-Top (OTT) Streaming Services – TEGNA recently completed an update of Roku streaming apps for all its stations and began rolling out station apps on Amazon Fire TV. When the rollout is complete, ad-supported access to live local news, weather forecasts and VERIFY fact-checking reporting will be available to consumers on the two dominant OTT streaming media players, which comprise 70 percent of the U.S. market. True Crime Network, which features premium curated and original content for true crime fans, is also now available on Roku. (Press release4)

[4] https://www.tegna.com/tegna-updates-station-ott-streaming-apps-on-roku-announces-plan-to-launch-on-amazon-fire-tv/

•VERIFY Fact-Checking Initiative Grows on Snapchat – In just three months, VERIFY’s election and fact-checking content on Snap’s Discover platform has grown to 141,000 subscribers and 6.3 million unique viewers. More than 50 percent of VERIFY’s audience on Snapchat is under the age of 25, broadening TEGNA’s reach with younger news consumers.

•TEGNA Journalists Work to Build Trust in the Voting Process – TEGNA journalists worked to build trust and combat disinformation during the voting process, including training to detect misinformation campaigns, and creating Voter Access teams at stations to educate the public on the election process. This education included where and how to vote, holding election officials accountable for transparency in the reporting of results, and expanding stations’ VERIFY news fact-checking reporting to identify and debunk false information spread on social media platforms. VERIFY’s monthly average visitors are up 234 percent and video plays are up more than 700 percent compared to a year ago.

•TEGNA Appoints Chief Diversity Officer, Signs CEO Action for Diversity and Inclusion Pledge – TEGNA appointed Grady Tripp to the newly created position of vice president and chief diversity officer reporting to president and CEO Dave Lougee. Tripp will partner with organizational leaders to develop and execute the Company’s diversity strategy. (Press release5) In September, TEGNA signed the CEO Action for Diversity and Inclusion pledge, a commitment to strengthen D&I initiatives at TEGNA.

•TEGNA Foundation Announces 2020 Media Grants Supporting Diversity, Professional Development and Protecting the Rights and Safety of Local Journalists – The TEGNA Foundation, the charitable foundation sponsored by TEGNA, announced a series of grants to promote diversity in journalism and professional development opportunities for media professionals and students. TEGNA Foundation also announced it was making a special $75,000 grant to Reporters Committee for Freedom of the Press (RCFP) to support its mission to protect First Amendment freedoms and the newsgathering rights and safety of local journalists. (Press release6)

•Continued Strength Across Digital Platforms – TEGNA digital properties averaged 68 million unduplicated monthly visitors in the third quarter (source: Comscore) while video plays totaled 466 million (source: Google Analytics), a 57 percent increase in visitors and 131 percent increase in video plays year-over-year.

•Expansion of Near Me Audience Engagement Tool Across Stations – Expanded mobile app feature “Near Me” to all stations, allowing viewers and users to share photos and videos and see station-produced and user-generated content at the neighborhood and street level for breaking news events, including recent hurricanes, wildfires and social justice demonstrations.

•ATSC 3.0 Transition Accelerates in TEGNA Markets – TEGNA’s KONG-TV in Seattle will serve as a host, or “lighthouse” station, for the ATSC 3.0 rollout in that market, planned for early December. (Press release7)
•TEGNA Continues to be Recognized for Excellence in Journalism – TEGNA stations and journalists were recently honored with nine National Edward R. Murrow Awards, more than any other local broadcast television group, for excellence in journalism, innovation and multimedia. (Press release8) TEGNA received seven awards for excellence by Broadcasting+Cable, the most among local broadcast station groups, including honors for investigative reporting, breaking news, Best Anchor, and Best Podcast. (Press release9)

[5] https://www.tegna.com/tegna-names-grady-tripp-chief-diversity-officer/
[6] https://www.tegna.com/tegna-foundation-announces-2020-media-grants-supporting-diversity-development-and-protecting-the-rights-of-journalists/
[7] https://www.tegna.com/tegnas-kong-tv-and-gatesair-partner-to-bring-nextgen-tv-to-seattle-wa/
[8] https://www.tegna.com/tegna-wins-nine-national-edward-r-murrow-awards-2/
[9] https://www.tegna.com/tegna-stations-receive-seven-broadcastingcable-2020-awards/

CAPITAL ALLOCATION

TEGNA has continued to make prudent financing decisions throughout the period of market uncertainty, building on a track record of a thoughtful and balanced capital allocation framework. The Company continued to make progress on its accelerated debt pay down, while maintaining its regular quarterly dividend to shareholders in the third quarter.

Strong free cash flow for the quarter of $153 million facilitated accelerated debt pay down, and net leverage is now expected to be 4.20x or lower by the end of the year, an improvement from prior guidance.

The Company was able to extend maturities through the successful completion of a $550 million private placement offering in September. As a result of this offering, TEGNA has no other upcoming debt maturities until 2024.

TEGNA continues to evaluate the most appropriate use of capital given the current market environment, with a near-term focus on debt reduction.

FORWARD-LOOKING STATEMENTS
Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our non-political advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). We disclaim any obligation to update these forward-looking statements other than as required by law.

_________________________

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host a conference call to discuss its third quarter 2020 earnings results on Monday, November 9, 2020 at 9:00 a.m. (ET). TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on November 9. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com. The conference call, which will also be webcast through the company’s website, is open to investors, the financial community, the media and other members of the public. To join the call toll-free, dial 800-367-2403 at least 10 minutes prior to the scheduled 9:00 a.m. (ET) start time. International callers should dial 334-777-6978. The confirmation code for the conference call is 1630007. To listen to the call via live webcast, please visit investors.TEGNA.com and allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Monday, November 9 at 1:00 p.m. (ET) to Monday, November 23 at 1:00 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 1630007. A transcript of the conference call will also be made available on the company’s website.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 63 television stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Doug Kuckelman
Vice President, Corporate Communications	Head of Investor Relations
703-873-6366	703-873-6764
abentley@TEGNA.com	dkuckelman@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended September 30,
	2020	2019	% Increase (Decrease)

Revenues	$738,389	$551,857	33.8

Operating expenses:
Cost of revenues	379,185	306,474	23.7
Business units - Selling, general and administrative expenses	89,943	78,439	14.7
Corporate - General and administrative expenses	11,263	29,792	(62.2)
Depreciation	16,086	15,381	4.6
Amortization of intangible assets	17,113	15,018	13.9
Spectrum repacking reimbursements and other, net	(2,902)	(80)	***
Total	510,688	445,024	14.8
Operating income	227,701	106,833	***

Non-operating income (expense):
Equity (loss) in unconsolidated investments, net	(2,529)	(491)	***
Interest expense	(51,896)	(52,454)	(1.1)
Other non-operating items, net	961	(463)	***
Total	(53,464)	(53,408)	0.1

Income before income taxes	174,237	53,425	***
Provision for income taxes	41,967	5,079	***
Net income	132,270	48,346	***
Net income attributable to redeemable noncontrolling interest	(51)	—	***
Net income attributable to TEGNA Inc.	$132,219	$48,346	***

Earnings per share:
Basic	$0.60	$0.22	***
Diluted	$0.60	$0.22	***

Weighted average number of common shares outstanding:
Basic shares	219,579	217,315	1.0
Diluted shares	219,977	218,310	0.8

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Nine months ended September 30,
	2020	2019	% Increase (Decrease)

Revenues	$2,000,205	$1,605,542	24.6

Operating expenses:
Cost of revenues	1,103,920	873,078	26.4
Business units - Selling, general and administrative expenses	267,919	223,845	19.7
Corporate - General and administrative expenses	61,289	60,363	1.5
Depreciation	49,697	44,831	10.9
Amortization of intangible assets	50,577	32,530	55.5
Spectrum repacking reimbursements and other, net	(10,533)	(11,399)	(7.6)
Total	1,522,869	1,223,248	24.5
Operating income	477,336	382,294	24.9

Non-operating income (expense):
Equity income in unconsolidated investments, net	8,407	10,922	(23.0)
Interest expense	(160,733)	(145,166)	10.7
Other non-operating items, net	(17,270)	6,962	***
Total	(169,596)	(127,282)	33.2

Income before income taxes	307,740	255,012	20.7
Provision for income taxes	69,699	52,732	32.2
Net income	238,041	202,280	17.7
Net loss attributable to redeemable noncontrolling interest	433	—	***
Net income attributable to TEGNA Inc.	$238,474	$202,280	17.9

Earnings from continuing operations per share:
Basic	$1.08	$0.93	16.1
Diluted	$1.08	$0.93	16.1

Weighted average number of common shares outstanding:
Basic shares	218,997	217,040	0.9
Diluted shares	219,423	217,808	0.7

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, gains related to businesses we account for under the equity method, acquisition-related costs, advisory fees related to activism defense, M&A due diligence costs, workforce restructuring costs, intangible asset impairment charges, certain non-operating expenses related to the early extinguishment of debt and a TEGNA foundation donation. In addition, we have excluded certain income tax special items associated with deferred tax benefits related to partial capital loss valuation allowance release, the tax impacts related to the recent acquisitions and adjustments related to previously-disposed businesses.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net (income) loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity (loss) income in unconsolidated investments, net, (5) other non-operating items, net, (6) workforce restructuring expense, (7) M&A due diligence costs, (8) acquisition-related costs, (9) advisory fees related to activism defense, (10) spectrum repacking reimbursements and other, net, (11) depreciation and (12) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property/equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) pension reimbursements, (5) dividends received from equity method investments and (6) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

The Company is furnishing guidance with respect to free cash flow as a percentage of revenue for the combined 2019-20 years. As noted above, the most directly comparable GAAP financial measure to free cash flow is net income attributable to TEGNA. With respect to this net income for full year 2020, the Company is unable to provide, without unreasonable efforts, certain forward looking information on a GAAP basis, because at this time it is unable to determine, with reasonable certainty, the impact of future special items, including spectrum repacking reimbursements. In addition, the Company is unable to determine stock-based compensation, as the expense is impacted by changes in the Company’s stock price, for which we are unable to predict. The range of estimated free cash flow (non-GAAP) amounts used in forming the free cash flow as a % of revenue ranges can be presented, as they do not include impacts of special items or stock-based compensation. The timing of receiving spectrum repacking reimbursements is unknown as it is dependent on the FCC completing their reimbursement process which could have a material impact on the GAAP results for the guidance period.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended September 30, 2020	GAAP measure	Workforce restructuring expense	Spectrum repacking reimbursements and other	Non-GAAP measure

Cost of revenues	$379,185	$(595)	$—	$378,590
Business units - Selling, general and administrative expenses	89,943	(372)	—	89,571
Corporate - General and administrative expenses	11,263	(54)	—	11,209
Spectrum repacking reimbursements and other, net	(2,902)	—	2,902	—
Operating expenses	510,688	(1,021)	2,902	512,569
Operating income	227,701	1,021	(2,902)	225,820
Income before income taxes	174,237	1,021	(2,902)	172,356
Provision for income taxes	41,967	256	(749)	41,474
Net income attributable to TEGNA Inc.	132,219	765	(2,153)	130,831
Net income per share-diluted	$0.60	$—	$(0.01)	$0.59

		Special Items
Quarter ended September 30, 2019	GAAP measure	Acquisition-related costs	Spectrum repacking reimbursements and other	Special tax benefits	Non-GAAP measure

Corporate - General and administrative expenses	$29,792	$(19,973)	$—	$—	$9,819
Spectrum repacking reimbursements and other, net	(80)	—	80	—	—
Operating expenses	445,024	(19,973)	80	—	425,131
Operating income	106,833	19,973	(80)	—	126,726
Income before income taxes	53,425	19,973	(80)	—	73,318
Provision for income taxes	5,079	3,889	(3)	5,992	14,957
Net income attributable to TEGNA Inc.	48,346	16,084	(77)	(5,992)	58,361
Net income per share-diluted (a)	$0.22	$0.07	$—	$(0.03)	$0.27

(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Nine months ended September 30, 2020	GAAP measure	Workforce restructuring expense	M&A due diligence costs	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Gains on equity method investment	Other non-operating items	Special tax benefits	Non-GAAP measure

Cost of revenues	$1,103,920	$(595)	$—	$—	$—	$—	$—	$—	$1,103,325
Business units - Selling, general and administrative expenses	267,919	(372)	—	—	—	—	—	—	267,547
Corporate - General and administrative expenses	61,289	(54)	(4,588)	(23,087)	—	—	—	—	33,560
Spectrum repacking reimbursements and other, net	(10,533)	—	—	—	10,533	—	—	—	—
Operating expenses	1,522,869	(1,021)	(4,588)	(23,087)	10,533	—	—	—	1,504,706
Operating income	477,336	1,021	4,588	23,087	(10,533)	—	—	—	495,499
Equity income (loss) in unconsolidated investments, net	8,407	—	—	—	—	(18,585)	—	—	(10,178)
Other non-operating items, net	(17,270)	—	—	—	—	—	21,744	—	4,474
Total non-operating expenses	(169,596)	—	—	—	—	(18,585)	21,744	—	(166,437)
Income before income taxes	307,740	1,021	4,588	23,087	(10,533)	(18,585)	21,744	—	329,062
Provision for income taxes	69,699	256	1,151	5,801	(2,766)	(4,670)	5,463	3,944	78,878
Net income attributable to TEGNA Inc.	238,474	765	3,437	17,286	(7,767)	(13,915)	16,281	(3,944)	250,617
Net income per share-diluted (a)	$1.08	$—	$0.02	$0.08	$(0.04)	$(0.06)	$0.07	$(0.02)	$1.14

(a) Per share amounts do not sum due to rounding

		Special Items
Nine months ended September 30, 2019	GAAP measure	Workforce restructuring expense	Acquisition-related costs	Spectrum repacking reimbursements and other	Gain on equity method investment	Other non-operating items	Special tax benefits	Non-GAAP measure

Cost of revenues	$873,078	$(875)	$—	$—	$—	$—	$—	$872,203
Business units - Selling, general and administrative expenses	223,845	(376)	—	—	—	—	—	223,469
Corporate - General and administrative expenses	60,363	(201)	(29,092)	—	—	—	—	31,070
Spectrum repacking reimbursements and other, net	(11,399)	—	—	11,399	—	—	—	—
Operating expenses	1,223,248	(1,452)	(29,092)	11,399	—	—	—	1,204,103
Operating income	382,294	1,452	29,092	(11,399)	—	—	—	401,439
Equity income (loss) in unconsolidated investments, net	10,922	—	—	—	(13,126)	—	—	(2,204)
Other non-operating items, net	6,962	—	—	—	—	(6,285)	—	677
Total non-operating expense	(127,282)	—	—	—	(13,126)	(6,285)	—	(146,693)
Income before income taxes	255,012	1,452	29,092	(11,399)	(13,126)	(6,285)	—	254,746
Provision for income taxes	52,732	359	5,931	(2,850)	(3,169)	(1,574)	5,992	57,421
Net income attributable to TEGNA Inc.	202,280	1,093	23,161	(8,549)	(9,957)	(4,711)	(5,992)	197,325
Net income per share-diluted	$0.93	$0.01	$0.11	$(0.04)	$(0.05)	$(0.02)	$(0.03)	$0.91

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended September 30,
	2020	2019	2018
Net income attributable to TEGNA Inc. (GAAP basis)	$132,219	$48,346	$92,826
Plus: Net income attributable to redeemable noncontrolling interest	51	—	—
Plus: Provision for income taxes	41,967	5,079	13,789
Plus: Interest expense	51,896	52,454	48,226
Plus: Equity loss in unconsolidated investments, net	2,529	491	(771)
(Less) Plus: Other non-operating items, net	(961)	463	214
Operating income (GAAP basis)	227,701	106,833	154,284
Plus: Workforce restructuring expense	1,021	—	7,287
Plus: Acquisition-related costs	—	19,973	—
Less: Spectrum repacking reimbursements and other, net	(2,902)	(80)	(3,005)
Adjusted operating income (non-GAAP basis)	225,820	126,726	158,566
Plus: Depreciation	16,086	15,381	14,262
Plus: Amortization of intangible assets	17,113	15,018	8,047
Adjusted EBITDA (non-GAAP basis)	$259,019	$157,125	$180,875
Corporate - General and administrative expense (non-GAAP basis)	11,209	9,819	12,112
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$270,228	$166,944	$192,987

	Nine months ended September 30,
	2020	2019	2018
Net income attributable to TEGNA Inc. (GAAP basis)	$238,474	$202,280	$240,525
Less: Net loss attributable to redeemable noncontrolling interest	(433)	—	—
Plus: Provision for income taxes	69,699	52,732	61,929
Plus: Interest expense	160,733	145,166	145,055
Less: Equity income in unconsolidated investments, net	(8,407)	(10,922)	(15,080)
Plus (Less): Other non-operating items, net	17,270	(6,962)	13,005
Operating income (GAAP basis)	477,336	382,294	445,434
Plus: Workforce restructuring expense	1,021	1,452	7,287
Plus: M&A due diligence costs	4,588	—	—
Plus: Acquisition-related costs	—	29,092	—
Plus: Advisory fees related to activism defense	23,087	—	—
Less: Spectrum repacking reimbursements and other, net	(10,533)	(11,399)	(9,331)
Adjusted operating income (non-GAAP basis)	495,499	401,439	443,390
Plus: Depreciation	49,697	44,831	41,594
Plus: Amortization of intangible assets	50,577	32,530	22,791
Adjusted EBITDA (non-GAAP basis)	$595,773	$478,800	$507,775
Corporate - General and administrative expense (non-GAAP basis)	33,560	31,070	36,041
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$629,333	$509,870	$543,816

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended September 30,
	2020	2019	% Increase (Decrease)	2018	% Increase (Decrease)

Advertising and Marketing Services	$298,605	$297,333	0.4	$264,852	12.7
Subscription	316,677	240,735	31.5	207,463	52.6
Political	116,494	8,131	***	60,410	92.8
Other	6,613	5,658	16.9	6,251	5.8
Total revenues	$738,389	$551,857	33.8	$538,976	37.0

Adjusted EBITDA	$259,019	$157,125	64.8	$180,875	43.2
Adjusted EBITDA Margin	35.1%	28.5%		33.6%

	Nine months ended September 30,
	2020	2019	% Increase (Decrease)	2018	% Increase (Decrease)

Advertising and Marketing Services	$822,841	$851,304	(3.3)	$829,638	(0.8)
Subscription	972,954	718,472	35.4	622,382	56.3
Political	181,425	14,064	***	93,725	93.6
Other	22,985	21,702	5.9	19,401	18.5
Total revenues	$2,000,205	$1,605,542	24.6	$1,565,146	27.8

Adjusted EBITDA	$595,773	$478,800	24.4	$507,775	17.3
Adjusted EBITDA Margin	29.8%	29.8%		32.4%

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended September 30,
	2020	2019	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$132,219	$48,346	***
Plus: Provision for income taxes	41,967	5,079	***
Plus: Interest expense	51,896	52,454	(1.1)
Plus: Acquisition-related costs	—	19,973	***
Plus: Depreciation	16,086	15,381	4.6
Plus: Amortization	17,113	15,018	13.9
Plus: Stock-based compensation	5,010	4,445	12.7
Plus: Company stock 401(k) contribution	4,458	3,242	37.5
Plus: Syndicated programming amortization	17,628	15,516	13.6
Plus: Workforce restructuring expense	1,021	—	***
Plus: Cash dividend from equity investments for return on capital	2,205	751	***
Plus: Cash reimbursements from spectrum repacking	2,902	5,536	(47.6)
Plus: Equity income in unconsolidated investments, net	2,529	491	***
Add: Net income attributable to redeemable noncontrolling interest	51	—	***
Less: Other non-operating items, net	(961)	463	***
Less: Income tax payments, net of refunds	(39,407)	(17,672)	***
Less: Spectrum repacking reimbursements and other, net	(2,902)	(80)	***
Less: Syndicated programming payments	(17,009)	(16,316)	4.2
Less: Pension contributions	(942)	(2,460)	(61.7)
Less: Interest payments	(74,499)	(31,952)	***
Less: Purchases of property and equipment	(6,276)	(13,547)	(53.7)
Free cash flow (non-GAAP basis)	$153,089	$104,668	46.3

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)

	Nine months ended September 30,
	2020	2019	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$238,474	$202,280	17.9
Plus: Provision for income taxes	69,699	52,732	32.2
Plus: Interest expense	160,733	145,166	10.7
Plus: M&A due diligence costs	4,588	—	***
Plus: Acquisition-related costs	—	29,092	***
Plus: Depreciation	49,697	44,831	10.9
Plus: Amortization	50,577	32,530	55.5
Plus: Stock-based compensation	12,578	13,887	(9.4)
Plus: Company stock 401(k) contribution	13,023	6,486	***
Plus: Syndicated programming amortization	53,599	42,510	26.1
Plus: Workforce restructuring expense	1,021	1,452	(29.7)
Plus: Advisory fees related to activism defense	23,087	—	***
Plus: Cash dividend from equity investments for return on capital	5,771	751	***
Plus: Cash reimbursements from spectrum repacking	12,670	13,975	(9.3)
Plus: Other non-operating items, net	17,270	(6,962)	***
Less: Net loss attributable to redeemable noncontrolling interest	(433)	—	***
Less: Income tax payments, net of refunds	(39,872)	(73,457)	(45.7)
Less: Spectrum repacking reimbursements and other, net	(10,533)	(11,399)	(7.6)
Less: Equity income in unconsolidated investments, net	(8,407)	(10,922)	(23.0)
Less: Syndicated programming payments	(52,840)	(40,038)	32.0
Less: Pension contributions	(4,192)	(8,407)	(50.1)
Less: Interest payments	(174,575)	(117,913)	48.1
Less: Purchases of property and equipment	(30,583)	(51,231)	(40.3)
Free cash flow (non-GAAP basis)	$391,352	$265,363	47.5

*** Not meaningful